UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008 (August 19, 2008)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600 Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 223-2142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

August 25, 2008

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 19, 2008, Innovative Card Technologies, Inc. (“Company”) received, as expected, a notice of non-compliance from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market indicating that the Company did not regain compliance with the minimum $35 million market value of listed securities requirement set forth in Marketplace Rule 4310(c)(8)(B). As a result, the Company’s securities are subject to delisting from The NASDAQ Capital Market. This notice follows the Company’s previous announcement on July 22, 2008 that it had received notification from the Staff stating that the Company’s common stock had not maintained the required minimum $35 million market value of listed securities over the previous ten consecutive trading days, and, in accordance with NASDAQ rules, providing the Company with 30 calendar days, or through August 15, 2008, to regain compliance.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to present its plan to regain compliance. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision.

Item 8.01 Other Events.

On August 25, 2008 pursuant to Marketplace Rule 4803(a) the Company issued a press release disclosing receipt of the notice described in Item 3.01 hereof. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Description

99.1	Press release dated August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: August 25, 2008	By:	/s/ Steven Delcarson
Steven Delcarson
Chief Executive Officer